 [Pepco Logo]  Potomac Electric Power Company                                                         701 Ninth Street, N.W.
                                                                                                                                     Washington, D. C. 20068
                                                                                                                                     (202)872-2590
                                                                                                                                     (202) 872-2472 Fax
                                                                                                                                     wtorgerson@pepco.com
William T. Torgerson
Executive Vice President-External Affairs
and General Counsel

                                                                                            Exhibit 5

                                                                                            June 6, 2002

Pepco Holdings, Inc.
701 Ninth Street, NW
Washington, DC 20068

Ladies and Gentlemen:

     I am Executive Vice President and General Counsel of Potomac Electric Power Company, a
District of Columbia and Virginia corporation ("Pepco"), and Secretary of Pepco Holdings, Inc.,
a Delaware corporation ("Pepco Holdings"), and have acted as counsel to Pepco Holdings in connection with the filing by Pepco Holdings of a Registration Statement on Form S-3 (the
"Registration Statement") under the Securities Act of 1933, as amended (the "Act"), for the registration of 5,000,000 shares of common stock, par value $0.01 per share, of Pepco Holdings
(the "Common Stock") for issuance from time to time under the Pepco Holdings, Inc.
Shareholder Dividend Reinvestment Plan (the "Plan") following the combination of Pepco and
Conectiv in a transaction in which each will become a subsidiary of Pepco Holdings under the terms of an Agreement and Plan of Merger, dated as of February 9, 2001, among Pepco,
Conectiv and Pepco Holdings (formerly New RC, Inc.).

     In connection with this opinion, I or my representatives have examined originals, or copies certified or otherwise identified to my satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as I have deemed necessary or appropriate for purposes of this opinion. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents. As to any facts material to my opinion, I have relied upon the aforesaid instruments, certificates, records and documents and inquiries of Pepco Holdings representatives.

     Based upon the foregoing examination, I am of the opinion that the 5,000,000 shares of
Common Stock being registered have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

     In this opinion, I am opining only on the corporate law of the State of Delaware.

Pepco Holdings, Inc.
Page Two
June 6, 2002

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" therein and in the related prospectus, and in any supplement thereto or amendments thereof. My consent to such reference does not constitute a consent under Section 7 of the Act, and in consenting to such reference I have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the
Securities and Exchange Commission thereunder.

                                                                          Very truly yours,

                                                                              W.T. TORGERSON
                                                                          William T. Torgerson, Esq.